UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
_____________________________________
FORM 8-K
_____________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 1, 2014
____________________________________
CHART INDUSTRIES, INC.
(Exact name of registrant as specified in its charter)
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Delaware	001-11442	34-1712937
(State of other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Infinity Corporate Centre Drive, Suite 300, Garfield Heights, Ohio	44125
(Address of principal executive offices)	(ZIP Code)

Registrant’s telephone number, including area code: (440) 753-1490

NOT APPLICABLE
(Former name or former address, if changed since last report)
_____________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Amendments to Employment Agreements with Respect to Base Salary Rates, Annual Incentive Bonus Targets and Severance Calculations

The Compensation Committee (the “Committee”) of the Board of Directors of Chart Industries, Inc. (the “Company”), in connection with its annual evaluation of executive compensation, and after considering the recommendations of independent compensation consultants engaged by the Committee, approved the amendment of the employment agreements of the Company’s named executive officers to adjust annual base salary rates (each, a “Base Salary”) and annual incentive bonus target amounts (each, a “Base Target”), and made corresponding changes to the severance provisions of the agreements, each effective as of January 1, 2014.
Under their employment agreements, each of the Company’s named executive officers is eligible to earn an annual incentive bonus with a Base Target, at 100% performance levels, based upon a percentage of the named executive officer’s Base Salary, subject to the terms of the Company’s 2009 Incentive Compensation Plan or any successor plan (the “Incentive Plan”). Any annual incentive bonus payment is determined solely based on performance against performance targets set in accordance with the Incentive Plan. Less or more than the annual cash incentive bonus amounts set forth below could be earned based on the Company’s actual performance.

The Base Salary and Base Target for each of the Company’s named executive officers have been adjusted as follows for 2014:
The Company has increased the Base Salary for its Chairman, Chief Executive Officer and President (“CEO”) from $735,000 to $775,000, and reduced the CEO’s Base Target from one hundred twenty percent (120%) of Base Salary to one hundred percent (100%) of Base Salary. As such, the CEO could earn a cash incentive bonus of $775,000 for 2014, a reduction from a potential cash incentive bonus of $882,000 for 2013, if target performance levels are achieved and the other terms of the Incentive Plan are met. Total cash compensation (Base Salary plus potential cash incentive bonus if target performance levels are achieved (“Total Cash Compensation”)) that could be earned at target performance levels is $1,550,000 for 2014 compared to $1,617,000 for 2013.
The Company has increased the Base Salary for its Executive Vice President, Chief Financial Officer and Treasurer (“CFO”) from $395,000 to $420,000, and reduced the CFO’s Base Target from eighty percent (80%) of Base Salary to seventy percent (70%) of Base Salary. As such, the CFO could earn a cash incentive bonus of $294,000 for 2014, a reduction from a potential cash incentive bonus of $316,000 for 2013, if target performance levels are achieved and the other terms of the Incentive Plan are met. Total Cash Compensation that could be earned at target performance levels is $714,000 for 2014 compared to $711,000 for 2013.
The Company has increased the Base Salary for its Vice President, General Counsel and Secretary (“GC”) from $320,000 to $345,000, and raised the GC’s Base Target from fifty five percent (55%) of Base Salary to sixty percent (60%) of Base Salary. As such, the GC could earn a cash incentive bonus of $207,000 for 2014, an increase from a potential cash incentive bonus of $176,000 for 2013, if target performance levels are achieved and the other terms of the Incentive Plan are met. Total Cash Compensation that could be earned at target performance levels is $552,000 for 2014 compared to $496,000 for 2013.

The Company has increased the Base Salary for its Vice President, Chief Accounting Officer and Controller (“CAO”) from $245,000 to $260,000, and left unchanged the CAO’s 2014 Base Target at fifty percent (50%) of Base Salary, as it was in 2013. As such, the CAO could earn a cash incentive bonus of $130,000 for 2014, an increase from a potential cash incentive bonus of $122,500 for 2013, if target performance levels are achieved and the other terms of the Incentive Plan are met. Total Cash Compensation that could be earned at target performance levels is $390,000 for 2014 compared to $367,500 for 2013.
The actual amount of Total Cash Compensation that could possibly be earned by the named executive officers may be higher or lower than the amounts described above depending upon the Company’s actual performance and the corresponding impact on the annual cash incentive bonus amounts.
The amendments to the employment agreements also permit the Committee to change the Base Target amounts for named executive officers each year, without the need to amend the employment agreements further, which gives the Committee the ability to adjust Total Cash Compensation annually based on market conditions, individual performance and other factors. The changes in Total Cash Compensation for the Company’s named executive officers impact certain other potential payments that could be due under their employment agreements upon termination of the named executive officer’s employment by the Company without cause or by the named executive officer upon resignation for good reason, including after a change in control of the Company, as these potential payments are based on multiples of Total Cash Compensation. As part of the amendments providing the Committee the ability to set Base Targets going forward without further amending the agreements, the measure of potential payments that could be due under the employment agreements was changed from (x) a multiple of Base Salary plus an amount equal to the executive’s current Base Target to (y) the same multiple of Base Salary plus the greater of an amount equal to the executive’s current Base Target or the Base Target for the prior year (or the Base Target for the year before a change in control, in the case of termination within two years after a change in control).

These compensation changes are intended to align the competitiveness of all elements of compensation, within an overall performance-based compensation philosophy where a significant portion of each named executive officer's total compensation opportunity remains subject to the achievement of measurable operational and strategic objectives. The changes described above relate solely to the cash components of the named executive officers’ compensation. The cash components are part of a broader compensation program for 2014 that includes long-term equity incentive awards similar in design to those granted in 2013. Long-term equity incentive awards comprise a higher portion of each named executive officer’s total compensation package for 2014 than for 2013. The changes described above do not impact 2013 annual incentive bonus determinations, and all other material terms of the employment agreements for the Company’s named executive officers remain in effect under the amended employment agreements.

ITEM 9.01                                       Financial Statements and Exhibits

(d) Exhibits.

Exhibit

10.1	Amendment No. 5, dated January 1, 2014, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Samuel F. Thomas.

10.2	Amendment No. 4, dated January 1, 2014, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Michael F. Biehl.

10.3	Amendment No. 4, dated January 1, 2014, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Matthew J. Klaben.

10.4	Amendment No. 5, dated January 1, 2014, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Kenneth J. Webster.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chart Industries, Inc.
Date: January 6, 2014
By: /s/ Matthew J. Klaben Matthew J. Klaben Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description
10.1	Amendment No. 5, dated January 1, 2014, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Samuel F. Thomas.
10.2	Amendment No. 4, dated January 1, 2014, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Michael F. Biehl.
10.3	Amendment No. 4, dated January 1, 2014, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Matthew J. Klaben.
10.4	Amendment No. 5, dated January 1, 2014, to the Employment Agreement dated February 26, 2008 by and between Chart Industries, Inc. and Kenneth J. Webster.

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